EXHIBIT 10.1

                              CONVERSION AGREEMENT

     CONVERSION AGREEMENT, dated January 28, 2004, between Dwango North America Corp. (the "Company") and Robert E. Huntley ("Huntley").

         WHEREAS, Huntley advanced an aggregate of $392,312.80 (the "Advanced Amount") to the Company from time to time during the period from October 15, 2003 through December 8, 2003;

         WHEREAS, the Company has agreed to issue to Huntley 326,927 shares of common stock of the Company ("Common Stock") (based upon a conversion price of $1.20 per share) and warrants ("Warrants") to purchase 326,927 shares of Common Stock exercisable at $1.20 per share of the Company as consideration for the Advanced Amount upon the terms set forth below;

         NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Huntley advanced to the Company the Advanced Amount, which Advanced Amount the Company shall retain.

          2. The Company shall issue to Huntley 326,927 shares of Common Stock based upon a conversion price of $1.20 per share. The Company shall also issue to Huntley Warrants to purchase an aggregate of 326,927 shares of Common Stock exercisable at $1.20 per share. The Warrants shall be in the form attached hereto as Exhibit A. Such Common Stock and Warrants are hereafter referred to as the "Securities".

          3. Huntley represents that the Securities are being issued to Huntley for his own account, for investment and not for distribution or resale to others. Huntley understands and agrees that the sale of the Securities has not been registered under the Securities Act of 1933, as amended (the "Act") and, therefore, the Securities may have to be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available in the opinion of counsel to the Company.

          4.    This agreement may be signed in counterparts.

                                              Dwango North America Corp.

                                              /S/ RICK HENNESSEY
                                              Name:    Rick Hennessey
                                              Title:   Executive Vice President

                                              /S/ ROBERT E. HUNTLEY
                                              ----------------------------------
                                              Robert E. Huntley